SUBSCRIPTION AGREEMENT
THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is made and entered as of July 30, 2014, by and among GREEN COURTE REAL ESTATE PARTNERS III, LLC, a Delaware limited liability company (the “Subscriber”), SUN COMMUNITIES, INC., a Maryland corporation (“SUI”), and SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (“SCOLP”).

RECITALS:
A.    Green Courte Real Estate Partners, LLC, a Delaware limited liability company, GCP REIT II, a Maryland business trust, American Land Lease, Inc., a Delaware corporation, Asset Investors Operating Partnership, L.P., a Delaware limited partnership, GCP REIT III, a Maryland business trust, SUI, SCOLP, and Sun Home Services, Inc., a Michigan corporation, SUI and SCOLP have entered into that certain Omnibus Agreement of even date herewith(the “Omnibus Agreement”).
B.    The execution and delivery of this Agreement is condition precedent to the consummation of the transactions contemplated by the Omnibus Agreement.
C.    The Securities issuable pursuant to this Agreement shall be covered by, and subject to, the Registration Rights Agreement.
D.    Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed thereto in the Omnibus Agreement.
COVENANTS:
NOW, THEREFORE, for and in consideration of the premises, and the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS
1.01    Definitions of Certain Terms. In addition to the terms defined herein, for the purposes of this Agreement:
“1933 Act” means the Securities Act of 1933, as amended.
“Common Stock” means the common stock, $0.01 par value per share, of SUI.
“Mandatory Securities” means: (i) 150,000 shares of Common Stock, at a purchase price of $50.00 per share; and (ii) 200,000 Series A-4 Preferred OP Units, at a purchase price of $25.00 per unit.

“Optional Securities” means: (i) 450,000 shares of Common Stock, at a purchase price of $50.00 per share; and (ii) 600,000 Series A-4 Preferred OP Units, at a purchase price of $25.00 per unit, or such lesser amount as may be required so as to not trigger an obligation on the part of SUI to obtain stockholder approval of the transactions contemplated by this Agreement and the Omnibus Agreement under Rule 312.03(c) of the New York Stock Exchange Listed Company Manual. The number of shares of Common Stock and Series A-4 Preferred OP Units shall be reduced pro-rata based on a ratio of 60% Common Stock to 40% Series A-4 Preferred OP Units.
“Registration Rights Agreement” means the Registration Rights Agreement attached as Exhibit K to the Contribution Agreements.
“Securities” means the Mandatory Securities and the Optional Securities.
“Series A-4 Preferred OP Units” means the Series A-4 Preferred OP Units of SCOLP.
“Stock Delivery Date” means the date of the Second Closing.
2.    SUBSCRIPTION FOR SECURITIES.
2.01    Subscription.
(a)    Each of SUI and SCOLP hereby agrees to issue to Subscriber, and Subscriber agrees to subscribe for and purchase from SUI and SCOLP, the Mandatory Securities on the Stock Delivery Date in accordance with the terms of this Agreement.
(b)    SUI and SCOLP shall have the option, exercisable on the Stock Delivery Date, to cause Subscriber to subscribe for and purchase the Optional Securities. If SUI and SCOLP exercise such option, each of SUI and SCOLP shall issue to Subscriber, and Subscriber shall purchase from SUI and SCOLP, the Optional Securities on the date of the Optional Closing (defined below) in accordance with the terms of this Agreement.
(c)    If SUI and SCOLP do not exercise the option set forth in Section 2.01(b) above, then Subscriber shall have the option, exercisable on the Stock Delivery Date, to cause SUI and SCOLP to issue and sell the Optional Securities to Subscriber. If Subscriber exercises such option, each of SUI and SCOLP shall issue to Subscriber, and Subscriber shall purchase from SUI and SCOLP, the Optional Securities on the date of the Optional Closing in accordance with the terms of this Agreement.
2.02    Consideration.
(a)    On the Stock Delivery Date, Subscriber shall pay to: (a) SUI the sum of $7,500,000, and (b) SCOLP the sum of $5,000,000, in respect of Subscriber’s purchase of the Mandatory Securities.
(b)    If SUI and SCOLP or Subscriber exercise the option set forth in Sections 2.01(b) or (c) above, then on the date of the Optional Closing Subscriber shall pay to: (a) SUI an amount equal to the total number of shares of Common Stock comprising the Optional Securities purchased by Subscriber multiplied by $50.00; and (b) SCOLP an amount equal to the total number of Series A-4 Preferred OP Units comprising the Optional Securities purchased by Subscriber multiplied by $25.00, in respect of Subscriber’s purchase of the Optional Securities.
3.    CLOSING MATTERS.
3.01    Closing and Closing Date. The closing of the issuance of the (a) Mandatory Securities shall occur on the Stock Delivery Date (the “Mandatory Closing”) and (b) the Optional Securities on or before the 12th business day following the Stock Delivery Date (the “Optional Closing”). The Mandatory Closing and the Optional Closing are each referred to as a “Closing” and together as, the “Closings”.
3.02    Deliveries at Closing. At the Closings:
(a)    SUI shall deliver the shares of Common Stock comprising the Mandatory Securities or the Optional Securities, as the case may be, to Subscriber.
(b)    SCOLP shall deliver the Series A-4 Preferred OP Units comprising the Mandatory Securities or the Optional Securities, as the case may be, to Subscriber.
(c)    Subscriber shall deliver to SUI and SCOLP their respective portions of purchase price for the Mandatory Securities or the Optional Securities, as the case may be, described in Section 2.02 by wire transfer of immediately available funds to an account or accounts designated in writing by SUI and SCOLP on or prior to the Stock Delivery Date.
(d)    Subscriber shall deliver to SUI and SCOLP a certificate substantially in the form of the attached Exhibit I. Delivery of such certificate shall be a condition (which may be waived by SUI and SCOLP in their sole discretion) to SUI’s and SCOLP’s obligation to issue the Securities on the date of such Closing.
(e)    Each of SUI and SCOLP shall deliver to Subscriber a certificate substantially in the form of the attached Exhibit II. Delivery of such certificate shall be a condition (which may be waived by Subscriber in its sole discretion) to Subscriber’s purchase and acceptance of the Securities on the date of such Closing.
(f)    SUI, SCOLP and Subscriber shall execute and deliver to each other the Registration Rights Agreement or an appropriate supplement to such Registration Rights Agreement with respect to the Optional Securities.
4.    REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER.
Subscriber hereby represents and warrants to SUI and SCOLP as of the date hereof and as of the date of each Closing:

4.01    Investment Representations. Subscriber:
(a)    is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act;
(b)    is acquiring the Securities solely for investment for its own account and not with a view to, or for sale in connection with, a public distribution in violation of the federal securities laws;
(c)    has the financial ability to bear the economic risk of an investment in the Securities, has adequate means of providing for his, her or its current needs and contingencies, has no need for liquidity in such investment and could afford a complete loss of such investment;
(d)    has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of his, her or its investment in the Securities;
(e)    has been given full opportunity to ask questions of and to receive answers from representatives of SUI and SCOLP concerning the terms and conditions of the investment and the business of SUI and SCOLP and such other information as it desires in order to evaluate an investment in the Securities, and all such questions have been answered to the full satisfaction of Subscriber;
(f)    understands that the Securities have not been registered under the 1933 Act or the securities laws of any state, and are being issued in reliance upon specific exemptions from registration thereunder, and it agrees that the Securities may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (i) a registration statement with respect to such securities which is effective under the 1933 Act and under the securities act of any relevant state, (ii) Rule 144 under the 1933 Act, or (iii) any other exemption from registration under the 1933 Act and under the securities act of any relevant state relating to the disposition of securities, provided an opinion of counsel is furnished to SUI and SCOLP, which counsel and opinion are reasonably satisfactory to SUI and SCOLP, opining that an exemption from the registration requirements of the 1933 Act and such state act is available;
(g)    understands the legal consequences of the foregoing to mean that it may be required to bear the economic risk of its investment in the Securities for an indefinite period of time;
(h)    agrees not to resell or otherwise dispose of all or any of the Securities, except as permitted by law, including, without limitation, any and all applicable regulations under the 1933 Act and any state law or regulations and, with respect to SCOLP, its Third Amended and Restated Agreement of Limited Partnership, as amended from time to time; and

(i)    understands that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Securities.
4.02    OFAC. Subscriber and, to Subscriber’s knowledge, each of its members, managers and officers is in compliance with all Office of Foreign Assets Control Legal Requirements and similar requirements, including sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1 44, as amended from time to time; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 06, as amended from time to time; the Iraqi Sanctions Act, Publ. L. No. 101 513, as amended from time to time; the United Nations Participation Act, 22 U.S.C. § 287c as amended from time to time;, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa 9, as amended from time to time; The Cuban Democracy Act, 22 U.S.C. §§ 6001 10, as amended from time to time; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time; and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106 120, as amended from time to time. Neither Subscriber nor any of its managers or officers is a person or entity that:
(a)    is listed in the Annex to, or otherwise subject to the provisions of Executive Order No. 13224 dated September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);
(b)    is named as a “Specially Designated National and Blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf;
(c)    is owned or controlled by, or acting for or on behalf of, any person listed in the Annex to, or otherwise subject to the provisions of, the Executive Order; or
(d)    is (i) making or receiving any contribution of funds, goods or services to or for the benefit of any person listed in the Annex to, or otherwise subject to the provisions of, the Executive Order, (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order.
5.    REPRESENTATIONS OF SUI AND SCOLP.
Each of SUI and SCOLP, on a several basis, hereby represents and warrants to Subscriber as of the date hereof and as of the date of each Closing:
5.01    Organization and Good Standing. SUI is duly incorporated as a corporation in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to carry on its business as currently being conducted. SCOLP is duly organized as a limited partnership in good standing under the laws of the State of Michigan and has all requisite partnership power and authority to carry on its business as currently being conducted.

5.02    Authorization. This Agreement has been duly authorized, executed and delivered by each of SUI and SCOLP and constitutes the legal, valid and binding obligation of SUI and SCOLP, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles.
5.03    No Conflict. Neither this Agreement nor the issuance of the Securities to Subscriber violates or will violate (a) SUI’s Articles of Incorporation, as amended, or Bylaws, (b) SCOLP’s Certificate of Limited Partnership, as amended, or Third Amended and Restated Agreement of Limited Partnership, as amended; or (c) any contract, agreement or instrument to which SUI or SCOLP is a party or bound.
5.04    Valid Issuance. The issuance of the shares of Common Stock comprising the Securities by SUI has been duly authorized and, when issued and delivered by SUI as provided in this Agreement, such shares will be validly issued, fully paid and non-assessable. The issuance by SCOLP of the Series A-4 Preferred OP Units comprising the Securities has been duly authorized and, when issued and delivered by SCOLP as provided in this Agreement, such Series A-4 Preferred OP Units will be validly issued and fully paid. Assuming the accuracy of the representations and warranties of Subscriber set forth in Article 4 above, the issuance of the Securities will be exempt from registration or qualification under the 1933 Act and applicable state securities laws.
5.05    Other. The representations and warranties of SUI as set forth in Section 8 of the Fund 3 Merger Agreement are hereby incorporated into this Agreement by reference as if fully set forth herein.
6.    MISCELLANEOUS.
6.01    Entire Agreement. This Agreement, together with the Omnibus Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. There is no statement, promise, agreement or obligation in existence which may conflict with the terms of this Agreement or which may modify, enlarge or invalidate this Agreement or any provision hereof. None of the prior and/or contemporaneous negotiations, preliminary drafts, or prior versions of this Agreement leading up to its execution and not set forth herein shall be used by any of the parties to construe or affect the validity of this Agreement.
6.02    Amendment and Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties. The parties agree that the failure to enforce any provision or obligation under this Agreement shall not constitute a waiver of or serve as a bar to the subsequent enforcement of such provision or obligation or any other provisions or obligations under this Agreement.
6.03    Assignment; Binding Effect. No party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Subscriber may assign this Agreement to any of its Affiliates without the prior consent of, but with prior notice to, SUI and SCOLP. The terms hereof shall be binding upon and shall inure to the benefit of the parties hereto, their successors, transferees and permitted assigns.
6.04    Controlling Law; Jurisdiction and Venue. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. Each of the parties hereto submits to the sole and exclusive jurisdiction of the courts of and located in New Castle County, State of Delaware and the federal courts of the United States of America located in the District of Delaware, for any action or proceeding arising out of or relating to this Agreement and agrees that all claims and/or defenses in respect of the action or proceeding shall be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any right to seek a transfer of any action or proceeding to any other forum and waives all defenses and/or objections to maintaining any action or proceeding in the courts of and located in New Castle County, State of Delaware and the federal courts of the United States of America located in the District of Delaware so brought including, without limitation, the defense of inconvenient forum (forum non conveniens) and waives any bond, surety and other security that might be required of any other party with respect thereto.
6.05    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by registered or certified mail (postage prepaid, return receipt requested) or by email (provided that email receipt is electronically confirmed), to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.05):
If to Subscriber:
Green Courte Real Estate Partners III, LLC
c/o Green Courte Partners, LLC
840 South Waukegan Road, Suite 222
Lake Forest, Illinois 60045
Attention: James Goldman, Vice Chairman
email: JimGoldman@greencourtepartners.com

and

Green Courte Real Estate Partners III, LLC
c/o Green Courte Partners, LLC
840 South Waukegan Road, Suite 222
Lake Forest, Illinois 60045
Attention: Randall K. Rowe, Chairman
email: randyrowe@greencourtepartners.com

With required copies to:

Green Courte Real Estate Partners III, LLC
c/o Green Courte Partners, LLC
840 South Waukegan Road, Suite 222
Lake Forest, Illinois 60045
Attn: Kelly Stonebraker, Managing Director and General Counsel
email: KellyStonebraker@greencourtepartners.com

and

DLA Piper LLP (US)
203 N. LaSalle Street, Suite 1900
Chicago, IL 60601
Attn: David Sickle
email: david.sickle@dlapiper.com

If to SUI:

Mr. Gary A. Shiffman
Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Fax: (248) 208-2645

With a required copy to:

Jaffe, Raitt, Heuer & Weiss, P.C.
27777 Franklin Road, Suite 2500
Southfield, Michigan 48034
Attn: Mr. Arthur A. Weiss
Fax: (248) 351-3082

6.06    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Copies (whether photostatic, facsimile or otherwise) of this Agreement may be made and relied upon to the same extent as an original.

[Signatures on the Next Page]

IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the day and year first written above.

SUBSCRIBER:
Green Courte Real Estate Partners III, LLC., a Delaware limited liability company

By:		GCP Managing Member III, LLC, its Managing Member

	By:	/s/ James R. Goldman
James R. Goldman, Managing Director

SUI:
Sun Communities, Inc., a Maryland Corporation

By:	/s/ Gary A. Shiffman
Gary A. Shiffman, CEO

SCOLP:
SUN COMMUNITIES OPERATING LIMITED PARNERSHIP, a Michigan limited partnership

By:		Sun Communities, Inc., a Maryland corporation, its general partner

	By:	/s/ Gary A. Shiffman
Gary A. Shiffman, CEO

[Signature Page to Subscription Agreement]

EXHIBIT I

Form of Closing Certificate of Subscriber

Closing Certificate

This Closing Certificate (the “Certificate”) is furnished in connection with the issuance by Sun Communities, Inc. (“SUI”) and Sun Communities Operating Limited Partnership (“SCOLP”) of _______________ shares of SUI’s Common Stock and ____________ Series A-4 Preferred OP Units of SCOLP to Green Courte Real Estate Partners III, LLC (“Subscriber”) pursuant to the Subscription Agreement dated _____________, 2014 (the “Subscription Agreement”) between SUI, SCOLP and Subscriber. Capitalized terms used but not defined in this Certificate shall have the meanings given to them in the Subscription Agreement. The undersigned hereby certifies, on behalf of Subscriber, to SUI and SCOLP as follows:

1.	The undersigned is the Manager of the Subscriber.

2.
All of the representations and warranties made by Subscriber in the Subscription Agreement are true and correct in all material respects on the date hereof, with the same force and effect as if they had been made on and as of the date hereof.

3.
Subscriber has performed and complied in all material respects with all of its obligations under the Subscription Agreement which it is required to perform or comply with on or prior to the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of _______________, 2014.

Green Courte Real Estate Partners III, LLC, a Delaware limited liability company

By: GCP Managing Member II, LLC, its Managing Member

By:
Name:
Title:

EXHIBIT II

Form of Closing Certificate of Sun Communities, Inc./
Sun Communities Operating Limited Partnership

Closing Certificate

This Closing Certificate (the “Certificate”) is furnished in connection with the issuance by Sun Communities, Inc. (“SUI”) and Sun Communities Operating Limited Partnership (“SCOLP”) of _______________ shares of SUI’s Common Stock and ____________ Series A-4 Preferred OP Units of SCOLP to Green Courte Real Estate Partners III, LLC (“Subscriber”) pursuant to the Subscription Agreement dated _____________, 2014 (the “Subscription Agreement”) between SUI, SCOLP and Subscriber. Capitalized terms used but not defined in this Certificate shall have the meanings given to them in the Subscription Agreement. The undersigned hereby certifies, on behalf of [SUI/SCOLP], to Subscriber as follows:

1.	The undersigned is the _________________ of SUI [, acting in its capacity as general partner of SCOLP].

2.
All of the representations and warranties made by [SUI/SCOLP] in the Subscription Agreement are true and correct in all material respects on the date hereof, with the same force and effect as if they had been made on and as of the date hereof.

3.
[SUI/SCOLP]has performed and complied in all material respects with all of its obligations under the Subscription Agreement which it is required to perform or comply with on or prior to the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of _______________, 2014.
[Sun Communities, Inc., a Maryland corporation

By:
Name:
Title:

Sun Communities Operating Limited Partnership, a Michigan limited partnership

By: Sun Communities, Inc., its general partner

By:
Name:
Title:                 ]

[Signature Page to Subscription Agreement]